                                                                    Exhibit 10.9

                                   AGREEMENT


     THIS AGREEMENT (this "Agreement") dated as of February 26, 1997 is made by
                           ---------
and between AMERICAN CYANAMID COMPANY, a Maine corporation ("ACY"), and
                                                             ---
ORAPHARMA, INC., a Delaware corporation ("OraPharma").
                                          ---------


                                 RECITALS:
                                 --------

     A. OraPharma is engaged, among other things, in the business of developing and commercializing pharmaceutical products for the treatment of diseases of the oral cavity, including dental and periodontal applications.

     B. ACY owns and has developed certain technologies relating to a pharmaceutical product known as Minocin Periodontal, which product and technologies may be used in the treatment of diseases of the oral cavity. ACY's technologies include certain drug delivery technologies that may be used in connection with other pharmaceutical products for the treatment of diseases both within and outside of the oral cavity.

     C. ACY is the owner of certain patent rights having claims covering inventions and improvements relating to Minocin Periodontal and ACY's related drug delivery technologies.

     D.  ACY and OraPharma desire to enter into an agreement pursuant to which
(i) ACY shall transfer to OraPharma certain technologies and other assets related to Minocin Periodontal and ACY's related drug delivery technologies and
(ii) OraPharma shall obtain from ACY, upon the terms and subject to the conditions set forth below, (a) certain exclusive license rights to make, have made, use, sell, have sold and otherwise commercialize Minocin Periodontal and other products for use in the oral cavity and (b) certain non-exclusive license rights to make, have made, use, sell, have sold and otherwise commercialize products for use outside of the oral cavity.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

     1. DEFINITIONS. Whenever used in this Agreement, the following terms shall have the following respective meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          1.1  "ACY Patent Rights" means (i) the patents listed on Schedule 1
                -----------------                                  ----------
     hereto, (ii) the patent applications listed on Schedule 1 hereto and any
                                                    ----------
     and all United States and
     foreign patents based on any such patent application, (iii) any and all United States and foreign patents and patent applications owned or controlled by ACY that have one or more claims which cover any improvement or other enhancement to any of the inventions or subject matter claimed in the patents and patent applications described in clauses (i) and (ii) above and which is dependent upon or derivative of any such patent or patent application, and (iv) any and all divisions, continuations, continuations-in-part, renewals, reissues and extensions of any of the items described in clauses (i) - (iii) above.

          1.2  "ACY Product" means any product or component thereof for use
                -----------
     outside of the oral cavity and made, used or sold by ACY or any Affiliate or permitted sublicensee of ACY that incorporates or otherwise utilizes an Improvement or is otherwise subject to an Improvement License.

          1.3  "ACY Technology" means (i) any and all technology, manufacturing
                --------------
     and other know-how, technical information, inventions, discoveries, methods, specifications and trade secrets in the possession of ACY and/or its Affiliates as of the Effective Date and relating to the development, use and/or manufacture of MP, including, without limitation, the MP formulation, microencapsulation and/or polymer technology related to MP, the MP dispenser technology, the MP manufacturing process and the controls for MP, and (ii) any and all ACY improvements or other enhancements to any of the foregoing that are conceived or first reduced to practice by ACY at any time following the Effective Date and which are covered by any claim included within the ACY Patent Rights, but only to the extent such improvements or enhancements are intended for use in the oral cavity.

          1.4  "Affiliate" means, with respect to any Entity, any other Entity
                ---------
     that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such Entity. For purposes hereof, the term "control" (including, with its correlative
                                -------
     meanings, the terms "controlled by" and "under common control with") with
                          -------------       -------------------------
     respect to any Entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Entity (whether through the ownership of voting securities, by contract or otherwise); provided, that in each event in which any Entity
                             --------
     owns directly or indirectly more than 50% of the securities having ordinary voting power for the election of directors or other governing body of a corporation or more than 50% of the ownership interest of any other Entity, such Entity shall be deemed to control such corporation or other Entity. However, "Affiliates" do not include subsidiaries of an Entity in which
               ----------
     such Entity owns a majority of the ordinary voting power to elect a majority of the board of directors but is restricted from electing such majority or from otherwise having control over such subsidiary pursuant to a written agreement, until such time as such restrictions are no longer in effect.

          1.5  "Applicable Indication" means either (i) any indication in the
                ---------------------
     oral cavity or (ii) any indication outside of the oral cavity for which OraPharma has commenced research or development efforts or the manufacture, marketing and/or sale of one or more products.

          1.6  "Cash Reserves" means all cash and cash equivalents of OraPharma
                -------------
     as of an NDA Submission Achievement Date.

          1.7  "Confidential Information" means any and all information (in any
                ------------------------
     and every form and media) not generally known in the relevant trade or industry, which was obtained from either Party or any Affiliate thereof in connection with this Agreement or the respective rights and obligations of the Parties hereunder, including, without limitation, (i) information relating to trade secrets of such Party or any Affiliate thereof, (ii) information relating to existing or contemplated products, services, technology, designs, processes, formulae, regulatory filings relating to minocycline, research and development (in any and all stages) of such Party or any Affiliate thereof, (iii) information relating to the ACY Technology, the ACY Patent Rights, any Product or any Improvement, and (iv) information relating to business plans, methods of doing business, sales or marketing methods, customer lists, customer usages and/or requirements and supplier information of such Party or any Affiliate thereof, except that
                                                         ------
     "Confidential Information" shall not include any information which (a) at the time of disclosure, is generally known to the public, (b) after disclosure, becomes part of the public knowledge (by publication or otherwise) other than by breach of this Agreement by the receiving Party,
     (c) the receiving Party can verify by written documentation was in its possession at the time of disclosure and which was not obtained, directly or indirectly, from the other Party or any Affiliate thereof, (d) the receiving Party can verify by written documentation results from research and development by the receiving Party or any Affiliate thereof independent of disclosures by the other Party or any Affiliate thereof or (e) the receiving Party can prove was obtained from any Entity who had the legal right to disclose such information; provided, that such information was not
                                         --------
     obtained to the knowledge of the receiving Party or any Affiliate thereof by such Entity, directly or indirectly, from the other Party or any Affiliate thereof on a confidential basis.

          1.8  "Effective Date" means the date of this Agreement.
                --------------

          1.9  "Entity" means any individual, estate, trust, partnership, joint
                ------
     venture, association, limited liability company, firm, corporation or company, or any governmental body, agency or official, or any other entity.

          1.10  "FDA" means the United States Food and Drug Administration, and
                 ---
     any successor thereto.

          1.11  "First Commercial Sale" means the first commercial sale of a
                 ---------------------
     Product anywhere in the world.

          1.12  "Improvement" means an improvement or other enhancement to any
                 -----------
     of the inventions or subject matter claimed in any of the ACY Patent Rights that is (i) dependent on or derivative of such ACY Patent Right, (ii) patentable, and (iii) conceived or first reduced to practice by OraPharma or any of its Affiliates after the Effective Date.

          1.13  "Improvement License" has the meaning given to such term under
                 -------------------
     subsection 7.1.

          1.14  "Milestone Event" means either (i) an NDA Submission Milestone
                 ---------------
     or (ii) an NDA Approval Milestone.

          1.15  "MP" means the poly-glycolide-lactide micro capsules containing
                 --
     minocycline, as more particularly described on Schedule 2 hereto.
                                                    ----------

          1.16  "MP IND" means the documents filed by ACY with the FDA on May 6,
                 ------
     1988 and identified by the Number 31,597, including any amendments thereto.

          1.17  "NDA" means a New Drug Application for approval to market MP and
                 ---
     all supplements thereto filed with the FDA in accordance with 21 C.F.R. 314.101, and that has been determined by the FDA as being sufficient to commence review thereof.

          1.18  "NDA Approval Achievement Date" means the date upon which an NDA
                 -----------------------------
     Approval Milestone is achieved.

          1.19  "NDA Approval Milestone" means the date upon which the FDA
                 ----------------------
     approves and authorizes OraPharma or its Affiliates to market MP for any indication in the oral cavity pursuant to 21 C.F.R. 314.105.

          1.20  "NDA Approval Milestone Payment" has the meaning given to such
                 ------------------------------
     term under subsection 5.4.2.

          1.21  "NDA Submission Achievement Date" means the date upon which an
                 -------------------------------
     NDA Submission Milestone is achieved.

          1.22  "NDA Submission Milestone" means the date upon which the FDA
                 ------------------------
     accepts the submission of an NDA for the marketing of MP by OraPharma or its Affiliates for any indication in the oral cavity in accordance with 21 C.F.R. 314.105.

          1.23  "Net Sales" means, with respect to the sale of Products by
                 ---------
     OraPharma, its Affiliates or its sublicensees, the amount invoiced by OraPharma, its Affiliates and its sublicensees for the commercial sale of Products, less the following deductions (at the time such deductions are accrued or arise and to the extent not recovered or recoverable from any Entity): (i) trade and/or quantity discounts actually allowed and taken in amounts as are customary in the trade, (ii) sales and other excise taxes and customs duties paid, absorbed or allowed, (iii) transportation, postage and insurance costs that are invoiced separately or are separately stated in any invoice for Products, (iv) amounts repaid, credited or allowed by reason of rejections, defects or returns or because of retroactive price reductions, (v) commissions paid or allowed to brokers, distributors, dealers, sales representatives and agents, and (vi) invoiced amounts that are not paid and are written off such Entity's books as uncollectible (collectively, "Permitted Deductions"). In the event of any sale or other
                     --------------------
     disposition of any Product by OraPharma to any Affiliate thereof for resale to its customers, "Net Sales" shall be based on the greater of the amount
                        ---------
     actually received by OraPharma from its Affiliates or the amount actually received by such Affiliate from its customers for the sale of such Products, less (in either such case) the Permitted Deductions. Any amounts
               ----
     deducted pursuant to clause (vi) above which are subsequently collected shall be included in Net Sales for the period in which such amounts are collected.

          If OraPharma or any of its Affiliates or sublicensees sells any Product in combination with other items which are not Products ("Other
                                                                      -----
     Items") at a single invoice price, "Net Sales" for purposes of computing
     -----                               ---------
     royalty payments on the combination shall be determined as follows:

               (i) if all Products and Other Items contained in the combination are available separately, "Net Sales" for purposes of computing
                                     ---------
          royalty payments shall be determined by multiplying Net Sales of the combination by the fraction A/A+B, where A is the selling price of all Products in the combination and B is the selling price of all Other Items in the combination;

               (ii) if the combination includes Other Items which are not sold separately (but all Products contained in the combination are available separately), "Net Sales" for purposes of computing royalty
                                  ---------
          payments shall be determined by multiplying Net Sales of the combination by A/C, where A is as defined in clause (i) above and C is the selling price of the combination; and

               (iii) if neither the Products nor the Other Items contained in the combination are sold separately, the Parties agree to negotiate in good faith an appropriate allocation and "Net Sales" for purposes of
                                                    ---------
          computing royalty payments shall be determined by mutual agreement of the Parties.

          1.24  "Non-Exclusive Product" means any Non-Oral Cavity Product and
                 ---------------------
     any Oral Cavity Product for which OraPharma's license hereunder has become non-exclusive in accordance with the provisions of subsection 4.1 or subsection 4.2 hereof.

          1.25  "Non-Oral Cavity Product" means any product or component thereof
                 -----------------------
     for use outside of the oral cavity made, used or sold by OraPharma, its Affiliates or its sublicensees using any of the ACY Technology or which is covered by any claim included within the ACY Patent Rights.

          1.26  "Oral Cavity Product" means any product or component thereof for
                 -------------------
     use in the oral cavity made, used or sold by OraPharma, its Affiliates or its sublicensees using any of the ACY Technology or which is covered by any claim included within the ACY Patent Rights.

          1.27  "OraPharma Stock" means the voting common stock of OraPharma.
                 ---------------

          1.28  "OraPharma Stock FMV" means, with respect to the date of
                 -------------------
     determination thereof, the value of a share of OraPharma Stock, determined for the purposes of this Agreement as follows:

               (i) If OraPharma Stock is traded publicly on any stock exchange or over-the-counter market on the date a Milestone Event is achieved or a Royalty Credit is to be determined, then the OraPharma Stock FMV shall be the last ask price at which a share of OraPharma Stock may be purchased by an Entity on the principal stock exchange or over-the-counter market on which the OraPharma Stock may be purchased on such date.

               (ii) If OraPharma Stock is not traded publicly on any stock exchange or over-the-counter market on the date a Milestone Event is achieved or a Royalty Credit is to be determined, then the OraPharma Stock FMV shall be equal to the fair market value of a share of the last series of preferred stock issued by OraPharma and shall be determined as follows:

                    (a) If OraPharma consummates an equity financing during the period commencing on the date that is ninety (90) days prior to, and ending on the date that is ninety (90) days following, the achievement of the applicable Milestone Event or a Royalty Credit, then the OraPharma Stock FMV shall be the purchase price of a share of OraPharma preferred stock issued in the last equity financing, if any, consummated during such period.

                    (b) If no equity financing is consummated by OraPharma during the period described in clause (a) above, then the OraPharma Stock FMV shall be determined by OraPharma's Board of Directors and ACY shall be notified thereof in writing. ACY may, upon written notice to OraPharma, appoint an independent certified public accountant or investment banking firm (an "Independent Appraiser")
                                                     ---------------------
          reasonably acceptable to OraPharma to determine the OraPharma Stock FMV. If ACY fails to notify OraPharma of its election to exercise its valuation right within thirty (30) days after its receipt of the initial determination by OraPharma's Board of Directors, then the OraPharma Stock

          FMV shall be the amount as determined by OraPharma's Board of Directors. If ACY exercises its valuation right, ACY shall cause the Independent Appraiser appointed by ACY to provide its determination of the OraPharma Stock FMV in writing to OraPharma and ACY. Following receipt of such determination, the Parties shall, in good faith, attempt to mutually agree upon the OraPharma Stock FMV. If the Parties are unable to so agree within thirty (30) days following their receipt of such determination, the Parties shall appoint a mutually acceptable Independent Appraiser to determine the OraPharma Stock FMV. In such case, the determinations made by OraPharma's Board of Directors, the Independent Appraiser appointed by ACY and the Independent Appraiser jointly appointed by the Parties shall be compared, and the OraPharma Stock FMV shall be the middle determination (and not an average thereof). Any Independent Appraiser appointed by ACY or appointed jointly by ACY and OraPharma shall be subject to an obligation of confidentiality in favor of OraPharma and shall disclose to ACY only its determination of the OraPharma Stock FMV. The costs and expenses of the Independent Appraisers appointed by ACY and mutually selected by the parties shall be paid as follows: (I) if the OraPharma Stock FMV as determined by reference to the appraisals shall be less than eighty percent (80%) than the OraPharma Stock FMV as determined by OraPharma's Board of Directors, then the costs and expenses of such Independent Appraisers shall be shared equally by ACY and OraPharma, and (ii) except as provided in clause (I) of this sentence, such costs and expenses shall be paid solely by ACY.

          1.29  "Party" means either OraPharma and/or ACY (individually and
                 -----
     collectively).

          1.30  "Product" means any Oral Cavity Product or Non-Oral Cavity
                 -------
     Product.

          1.31  "Royalty Credits" means
                 ---------------

     [the confidential material contained herein has been omitted and has been separately filed with the commission.]

          1.32  "Royalty Period" means, with respect to Net Sales resulting from
                 --------------
     the commercial sale of each Product in each country, a period equal to the longer of (i) [the confidential material contained herein has been omitted and has been separately filed with the commission.] or (ii) the period beginning on [the confidential material contained herein has been omitted and has been separately filed with the commission.] Royalty Periods shall be determined for each Product on a country-by-country basis.

          1.33  "U.S. Dollars" and the sign "$" each means the lawful currency
                 ------------                -
     of the United States of America.

     2.   LICENSES.

          2.1  Oral Cavity Products.  ACY hereby grants to OraPharma an
               --------------------
exclusive worldwide license under the ACY Patent Rights and the ACY Technology to make, have made, use, sell, have sold and otherwise commercialize Oral Cavity Products, which exclusive license shall be exclusive as to all other Entities including, without limitation, ACY. OraPharma shall have the right to grant sublicenses to other Entities under the license granted to OraPharma pursuant to this subsection 2.1; provided, that each sublicense granted by OraPharma shall
                     --------
be limited to one or more particular existing or proposed products or projects of OraPharma that will be pursued in collaboration with the sublicensee.
Without limiting the foregoing, any sublicense granted by OraPharma may apply to all of OraPharma's rights hereunder with respect to a particular existing or proposed product or project or may be limited to one or more specific purposes related thereto (such as, for example, development and/or manufacturing and/or marketing).

          2.2  Non-Oral Cavity Products.  ACY hereby grants to OraPharma a non-
               ------------------------
exclusive worldwide license under the ACY Patent Rights and the ACY Technology to make, have made, use, sell, have sold and otherwise commercialize Non-Oral Cavity Products. OraPharma shall have the right to grant sublicenses to other Entities under the license granted to OraPharma pursuant to this subsection 2.2; provided, that each sublicense granted by OraPharma shall be limited to one or
--------
more particular existing or proposed products or projects of OraPharma that will be pursued in collaboration with the sublicensee in any field that OraPharma has identified for the research, development, manufacture, marketing and/or sale of products (whether or not OraPharma has then commenced any such activities in such field). Without limiting the foregoing, any sublicense granted by OraPharma may apply to all of OraPharma's rights hereunder with respect to a particular existing or proposed product or project or may be limited to one or more specific purposes related thereto (such as, for example, development and/or manufacturing and/or marketing).


     3.  TRANSFER OF TECHNOLOGY AND OTHER ASSETS.

         3.1  Technology Transfer.  Within forty-five (45) days following the
              -------------------
Effective Date, ACY shall disclose, convey, sell, assign and transfer to OraPharma all ACY Technology in existence on the Effective Date. Thereafter, ACY shall, upon the request of OraPharma, use reasonable efforts to disclose, convey, sell, assign and transfer to OraPharma all ACY Technology conceived or first reduced to practice by ACY, or otherwise discovered or developed by ACY, following the Effective Date. Upon the reasonable request of OraPharma and for a reasonable period of time, ACY shall cause certain of its personnel (such as regulatory, patent, legal and research and development personnel) involved with MP and any other ACY Technology to consult and otherwise cooperate with OraPharma regarding the MP program and any technology related thereto. ACY acknowledges that such consultation and cooperation is necessary to successfully transfer technology to OraPharma and to otherwise enable OraPharma to perform its obligations hereunder.

          3.2  Purchase and Sale of Equipment.  ACY shall sell and transfer to
               ------------------------------
OraPharma, and OraPharma shall purchase, the equipment described on Schedule 3
                                                                    ----------
hereto (the "Equipment"), together with all drawings, manuals, operating
             ---------
instructions and operating logs related thereto, for a purchase price of $12,500 payable within thirty (30) days after the delivery date thereof. ACY shall deliver the Equipment and all related items to OraPharma upon such date as shall be mutually agreed to by the Parties, but in no event sooner than thirty (30) days following the Effective Date or later than one hundred eighty (180) days following the Effective Date. The Equipment shall be sold on an "AS-IS, WHERE-IS" basis. On the Effective Date, ACY shall execute and deliver to OraPharma a Bill of Sale in the form of Exhibit A hereto, pursuant to which ACY shall convey
                            ---------
to OraPharma good title to the Equipment, free and clear of all liens, claims, security interests, other encumbrances and other rights of other Entities (except that the foregoing shall not apply to claims for patent infringement). ACY shall also assign to OraPharma all warranties of manufacturers, if any, respecting the Equipment by an assignment in form and content reasonably satisfactory to OraPharma. ACY makes no representations or warranties with respect to the Equipment, including, but not necessarily limited to, any and all representations or warranties with regard to merchantability and/or fitness for a particular purpose.

          3.3  Regulatory Approvals, Reports and Records.  Within thirty (30)
               -----------------------------------------
days following the Effective Date, ACY shall transfer and deliver the following items to OraPharma:

               (i) true and complete copies of all correspondence to the FDA or received from the FDA relating to MP;

               (ii) true and complete copies of any and all of the following reports and records relating to MP: toxicity study reports, clinical study reports, case record forms, stability reports, relevant passages from laboratory notebooks, and product and raw material specifications;

               (iii) the MP IND, by assignment in a form reasonably acceptable to OraPharma, together with a true and complete copy of the written notice of such transfer to OraPharma sent by ACY to the FDA;

               (iv) samples of polymer and product from ACY's retention files for MP as they currently exist;

               (v) true and complete copies of any and all batch records from clinical and toxicology batches of MP; and

               (vi) any and all data and other information (in all media and forms) related to the commercialization of MP or any of the ACY Technology.

During any period that ACY is providing OraPharma with minocycline pursuant to
Section 6 hereof, ACY shall provide OraPharma with cross-referencing rights to the New Drug Application filed with the FDA for minocycline and any other regulatory approvals, licenses or other authorizations of, or applications or registrations filed with, any governmental authority in any country relating to minocycline. ACY shall maintain some of its retention samples of all clinical samples of MP provided by ACY. ACY shall, upon the request of OraPharma, make available to OraPharma or any governmental authority any samples, records, reports or other items relating to MP which are retained by ACY.

          3.4  Use of Certain Assets.  The parties agree that ACY owns
               ---------------------
trademarks, copyrights, trade dress, product shapes, packaging, label, product and other designs and indicia of ownership associated with minocycline and the cartons and containers therefor used for advertising and other materials associated therewith as well as various registrations thereof, all as more fully described in Schedule 4 hereto (hereinafter collectively, "Indicia"). OraPharma
             ----------                                    -------
hereby acknowledges the validity and ownership by ACY of any and all such indicia and any and all registrations thereof and hereby agrees that except as expressly provided for in this Agreement, OraPharma shall not directly or indirectly associate, register, use, or apply or permit the association, registration, use or application of any of such Indicia or registrations or anything imitative of or which resembles or is confusingly similar to or with any of such Indicia or registrations in connection with any business of or associated with OraPharma or is sublicensees or to or with any products manufactured, permitted, or distributed by or for OraPharma or its sublicensees.


     4.  DEVELOPMENT.

         4.1  Minocin Periodontal.  OraPharma shall use reasonable commercial
              -------------------
efforts to develop MP in accordance with the following milestone schedule:

              (i) commencement of Phase III studies not later than eighteen
     (18) months following the Effective Date;

              (ii) submission to the FDA of an NDA not later than four (4) years following the Effective Date; and

              (iii) the First Commercial Sale of MP not later than six (6) years following the Effective Date.

The level of effort required to be expended hereunder by OraPharma to develop MP shall be determined by OraPharma's Board of Directors in good faith after taking into account the costs and complexity of development, the potential profitability to OraPharma of MP, the existence of competing products (if any) and other relevant factors. The final dates for achievement of the milestones set forth above shall be extended to the extent of any unreasonable delay by ACY in performing its obligations under Section 3. If OraPharma fails to meet a milestone set forth above, representatives of the Parties shall meet and consider the status of OraPharma's development efforts and the circumstances underlying OraPharma's inability to meet the applicable milestone. The Parties shall then negotiate in good faith an extension of the applicable milestone and any remaining milestones. Any extension shall be memorialized in an amendment to this Agreement. If the Parties are unable to agree to an extension within six (6) months following the final date set forth above for the achievement of the applicable milestone, and OraPharma has not achieved the applicable milestone within such six (6) month period, then as ACY's sole remedy therefor, the exclusive license granted to OraPharma under subsection 2.1 shall convert automatically to a non-exclusive license, unless ACY waives conversion under this subsection 4.1 by giving written notice thereof to OraPharma within fifteen (15) days following the end of such six (6) month period.

          4.2  Additional Products.  OraPharma shall use reasonable commercial
               -------------------
efforts to develop an Oral Cavity Product in addition to MP. The level of effort required to be expended hereunder by OraPharma to develop an additional Oral Cavity Product shall be determined by OraPharma's Board of Directors in good faith after taking into account the costs and complexity of development, the stage of development, the potential profitability to OraPharma of the particular Oral Cavity Product, the existence of competing products (if any) and other relevant factors. Notwithstanding the foregoing, OraPharma may satisfy its obligations under this Section 4.2 by developing a Non-Oral Cavity Product (which it shall have no obligation to do). If the First Commercial Sale of an Oral Cavity Product (other than MP) or a Non-Oral Cavity Product (which OraPharma shall have no obligation to develop) does not occur within ten (10) years following the Effective Date, then as ACY's sole remedy therefor, the exclusive license granted to OraPharma under subsection 2.1 shall convert automatically to a non-exclusive license in the case of all Oral Cavity Products other than MP (as to which the license granted to OraPharma under subsection 2.1 shall remain exclusive), unless ACY waives conversion under this subsection 4.2 by giving written notice thereof to OraPharma within thirty (30) days following the end of such ten (10) year period.

          4.3  Notification of Milestones.  Within thirty (30) days following
               --------------------------
OraPharma's achievement of any milestone described in subsections 4.1 or 4.2, OraPharma shall notify ACY thereof in writing.


     5. PAYMENTS. In consideration of the transfers by ACY to OraPharma hereunder and the grant by ACY to OraPharma of the licenses and other rights hereunder, OraPharma shall make the following payments to ACY:

          5.1  Initial Payment.  Simultaneously with the execution and delivery
               ---------------
of this Agreement by the Parties, OraPharma shall pay to ACY Two Hundred Fifty Thousand Dollars ($250,000) by wire transfer of immediately available funds to an account designated by ACY.

          5.2  Equity.  ACY shall receive an equity position in OraPharma
               ------
pursuant to the terms and conditions of a Stock Purchase Agreement dated as of the Effective Date among the Parties and certain other Entities party thereto.

          5.3  Equipment.  OraPharma shall purchase the Equipment and all items
               ---------
related thereto for a purchase price of $12,500. The purchase price for the Equipment shall be paid to ACY by wire transfer of immediately available funds within thirty (30) days following the delivery of the Equipment to OraPharma.

          5.4  Milestone Payments.
               ------------------

               5.4.1  NDA Submission for Periodontal Indication.  Subject to
                      -----------------------------------------
subsection 5.4.3 hereof, ACY shall be entitled to receive a milestone payment in the amount of Five Hundred Thousand Dollars ($500,000) upon the first achievement of an NDA Submission Milestone for the marketing of MP for a periodontal disease therapy; provided, that if OraPharma's Cash Reserves are
                             --------
less than Five Million Dollars ($5,000,000) on the NDA Submission Achievement Date for such Milestone Event, OraPharma may elect, in its sole discretion, to make such payment in either of the following forms, in lieu of the cash payment described above:

               (i) ACY shall be entitled to receive an interest-bearing promissory note in the amount of Five Hundred Thousand Dollars ($500,000) and substantially in the form of Exhibit B hereto (the "NDA Submission
                                      ---------              --------------
     Note"). The principal amount of the NDA Submission Note shall be due and payable on the earlier to occur of either (a) five (5) business days following the consummation of a public offering by OraPharma of equity securities registered under the Securities Act of 1933 (as amended), if any, after the date of the NDA Submission Note, or (b) the date that is three (3) years following the date of the NDA Submission Note. Such principal amount may be prepaid, in whole or in part, at any time without premium or penalty. Interest shall accrue thereon at a fluctuating rate per annum equal to the prime rate of CitiBank, N.A. (or any successor thereto) in effect on the first business day of each calendar quarter, and shall be due and payable in arrears on the last business day of each calendar quarter during the term of the NDA Submission Note, with a final interest payment due and payable on the maturity date. ACY shall also be entitled to receive warrants to purchase One Hundred Twenty Five Thousand Dollars ($125,000) of OraPharma Stock based upon the OraPharma Stock FMV as of such NDA Submission Achievement Date (the "Option 1 Warrants"). The
                                                   -----------------
     Option 1 Warrants shall be non-transferrable and may be exercised at any time during a period of five (5) years following the date of issuance thereof at a price equal to the OraPharma Stock FMV on such NDA Submission Achievement Date. The number of shares of OraPharma Stock that ACY may purchase upon the exercise of the Option 1 Warrants shall be equal to the result of $125,000 divided by the
                                                                ----------
     OraPharma Stock FMV on such NDA Submission Achievement Date. For example, if the OraPharma Stock FMV is Five Dollars ($5.00) on such NDA Submission Achievement Date, ACY would receive Option 1 Warrants to purchase 25,000 shares of OraPharma Stock at Five Dollars ($5.00) per share; or

               (ii) ACY shall be entitled to receive warrants to purchase One Million Dollars ($1,000,000) of OraPharma Stock based upon the OraPharma Stock FMV as of such NDA Submission Achievement Date (the "Option 2
                                                                --------
     Warrants").  The Option 2 Warrants shall be non-transferrable and may be
     --------
     exercised at any time during a period of five (5) years following the date of issuance thereof at a price equal to the OraPharma Stock FMV on such NDA Submission Achievement Date. The number of shares of OraPharma Stock that ACY may purchase upon the exercise of the Option 2 Warrants shall be equal to the result of $1,000,000 divided by the OraPharma Stock FMV on such NDA
                                 ----------
     Submission Achievement Date. For example, if the OraPharma Stock FMV is Five Dollars ($5.00) on such NDA Submission Achievement Date, ACY would receive Option 2 Warrants to purchase 200,000 shares of OraPharma Stock at Five Dollars ($5.00) per share.

The Parties acknowledge and agree that only one milestone payment shall be required to be made to ACY under this subsection 5.4.1 (regardless of whether OraPharma achieves additional NDA Submission Milestones).

          5.4.2  NDA Approval for Periodontal Indication.  Subject to subsection
                 ---------------------------------------
5.4.3 hereof, ACY shall be entitled to receive a milestone payment upon the first achievement of an NDA Approval Milestone for the marketing of MP for a periodontal disease therapy (the "NDA Approval Milestone Payment"), in either of
                                  ------------------------------
the following forms, as selected by OraPharma in its sole discretion:

               (i) Two Million Five Hundred Thousand Dollars ($2,500,000) by wire transfer of immediately available funds; or

               (ii) ACY shall be entitled to receive warrants to purchase Five Million Dollars ($5,000,000) of OraPharma Stock based upon the OraPharma Stock FMV as of the NDA Approval Achievement Date for such Milestone Event (the "Approval Warrants"). The Approval Warrants shall be non-
           -----------------
     transferrable and may be exercised at any time during a period of five (5) years following the date of issuance thereof at a price equal to the OraPharma Stock FMV on such NDA Approval Achievement Date. The number of shares of OraPharma Stock that ACY may purchase upon the exercise of the Approval Warrants shall be equal to the result of $5,000,000 divided by the
                                                                  ----------
     OraPharma Stock FMV on such NDA Approval Achievement Date. For example, if the OraPharma Stock FMV is Ten Dollars ($10.00) on such NDA Approval Achievement Date, then

     ACY would receive Approval Warrants to purchase 500,000 shares of OraPharma Stock at Ten Dollars ($10.00) per share.

The Parties acknowledge and agree that only one milestone payment shall be required to be made to ACY under this subsection 5.4.2 (regardless of whether OraPharma achieves additional NDA Approval Milestones).

          5.4.3  Milestone Events for Other Indications.  If OraPharma achieves
                 --------------------------------------
a particular Milestone Event for the marketing of MP for a non-periodontal disease therapy indication prior to achieving the same Milestone Event for a periodontal disease therapy indication, then ACY shall be entitled to receive a milestone payment (a "Non-Periodontal Milestone Payment") upon the first
                      ---------------------------------
achievement thereof. Any Non-Periodontal Milestone Payment shall be made in accordance with the provisions of subsection 5.4.1 (in the case of an NDA Submission Milestone) or subsection 5.4.2 (in the case of an NDA Approval Milestone) as if the provisions thereof were applicable to a non-periodontal disease therapy indication; provided, that the amount of any payment (including
                            --------
the principal amount of any promissory note or the U.S. Dollar amount of OraPharma Stock, but excluding the amount of Cash Reserves) shall be fifty percent (50%) of the applicable amount(s) set forth for periodontal disease therapy under subsection 5.4.1 or 5.4.2, as the case may be. If OraPharma achieves a Milestone Event for the use of MP for a periodontal disease therapy and, thereafter, achieves the same Milestone Event for the use of MP for any other indication, OraPharma shall not be obligated to make additional milestone payments under this subsection 5.4.3. If OraPharma makes any Non-Periodontal Milestone Payment, the amount thereof shall be credited to the amount of any milestone payment required to be made by OraPharma for the corresponding Milestone Event for the use of MP for a periodontal disease therapy. The Parties acknowledge and agree that only one Non-Periodontal Milestone Payment, if applicable, shall be made under this subsection 5.4.3 with respect to each Milestone Event (regardless of whether OraPharma achieves additional non-periodontal disease therapy Milestone Events).

          5.4.4  Payment.  Each milestone payment required to be made by
                 -------
OraPharma pursuant to subsections 5.4.1, 5.4.2 or 5.4.3 shall be made not later than (i) in the case of any payment made in cash, thirty (30) days following the achievement of the applicable Milestone Event, or (ii) in the case of any payment made in a form other than cash, the later of ninety (90) days following the achievement of the applicable Milestone Event or ten (10) days following the determination of the OraPharma Stock FMV in accordance with clause (ii) of subsection 5.4.5. Any milestone payment made in the form of cash shall be paid by wire transfer of immediately available funds.

          5.4.5  Warrants.  Any warrants issued to ACY by OraPharma pursuant to
                 --------
this subsection 5.4 shall be in the form of Exhibit C hereto with appropriate
                                            ---------
insertions therein.

          5.5  Royalties.
               ---------

          5.5.1  Minocin Periodontal.  Subject to subsection 5.7, OraPharma
                 -------------------
shall pay to ACY a royalty on Net Sales resulting from the sale of MP during the Royalty Period applicable to sales of MP in each country, as follows:

                    (i) Except as otherwise provided in clause (iii) below, if the NDA Approval Milestone Payment (for the use of MP for a periodontal disease therapy) is made by OraPharma pursuant to clause
          (i) of subsection 5.4.2 (i.e., $2,500,000 in cash), OraPharma shall
                                   ----
          pay to ACY a royalty in the amount of [the confidential material contained herein has been omitted and has been separately filed with the commission.] Thereafter, OraPharma shall pay to ACY a royalty in the amount of [the confidential material contained herein has been omitted and has been separately filed with the commission.]

                    (ii) Except as otherwise provided in clause (iii) below, if the NDA Approval Milestone Payment (for the use of MP for a periodontal disease therapy) is made by OraPharma pursuant to clause
          (ii) of subsection 5.4.2 (i.e., by the issuance of the Approval
                                    ----
          Warrants) , OraPharma shall pay to ACY a royalty in the amount of [the confidential material contained herein has been omitted and has been separately filed with the commission.]

                    (iii) If the exclusive license granted to OraPharma under subsection 2.1 is converted to a non-exclusive license in accordance with subsection 4.1 hereof, then in lieu of the royalty amounts set forth in clauses (i) and (ii) above, OraPharma shall pay to ACY a royalty in the amount of [the confidential material contained herein has been omitted and has been separately filed with the commission.]

             5.5.2  Other Products.  Subject to subsection 5.7, OraPharma shall
                    --------------
pay to ACY a royalty in the amount of [the confidential material contained herein has been omitted and has been separately filed with the commission.]

          5.6  Capital Gains\Appreciation Credit.  OraPharma shall be entitled
               ---------------------------------
to a credit against any royalties payable hereunder on Net Sales resulting from the sale of any Product by OraPharma or its Affiliates or sublicensees in an amount equal to the aggregate Royalty Credits; provided, that the aggregate
                                               --------
amount of all credits pursuant to this subsection 5.6 shall not exceed [the confidential material contained herein has been omitted and has been separately filed with the commission.] The Royalty Credits may be applied against all of the royalties payable by OraPharma hereunder following the realization of any capital gain or the determination of any unrealized appreciation constituting a Royalty Credit, and until such time as the full amount of each Royalty Credit is applied in full.

          5.7  Royalty Provisions.
               ------------------

          5.7.1  Sales to Affiliates.  Notwithstanding anything to the contrary
                 -------------------
contained herein, no royalties shall be payable by OraPharma hereunder with respect to sales of any Product to any of its Affiliates or by any of OraPharma's Affiliates to any other Affiliate thereof. ACY shall be entitled to royalties on any Product sold by OraPharma or its Affiliates to third parties as provided in Section 5.5.

          5.7.2  No Patents.  The royalties payable under subsection 5.5 on
                 ----------
sales of any Product to a third party located in a country or countries in which ACY has not obtained an issued patent then having one or more valid current claims covering such Product shall be reduced, on a country-by-country basis, to
(i) [the confidential material contained herein has been omitted and has been separately filed with the commission.] and (ii) [the confidential material contained herein has been omitted and has been separately filed with the commission.] provided that the reduction shall apply only during the period in
             --------
which such patent is not issued or does not have one or more valid current claims covering such Product.

          5.7.3  No Multiple Royalties.  If a Product, or the manufacture, use
                 ---------------------
or sale thereof, is covered by more than one ACY Patent Right or by more than one license granted hereunder, OraPharma shall be responsible for payment of only one royalty based on the Net Sales thereof, such royalty to be equal to the highest applicable royalty rate on a Product-by-Product and country-by-country basis. If OraPharma has paid a royalty to ACY with respect to any component of a Product that is incorporated into a finished Product that is manufactured and sold by a sublicensee, OraPharma shall be entitled to a credit against any royalty payable to ACY on Net Sales of the finished Product by OraPharma's sublicensee in the amount of the total royalty paid by OraPharma with respect to such component.

          5.7.4  Third Party Patents.  If OraPharma shall be required by a third
                 -------------------
party or an Affiliate in an arms-length transaction to obtain a license under any patent or other rights or to make other arrangements in order for OraPharma to make, have made, use, sell, have sold or otherwise commercialize any Product in any geographical area in which such Entity has an issued patent then existing having one or more valid current claims covering the manufacture, use or sale of such Product, then OraPharma shall be entitled to a credit against the royalty payments due hereunder in an amount equal to the royalty payments or other amounts payable to such other Entity, provided, that such offset shall not
                                      --------
exceed [the confidential treatment contained herein has been omitted and has been separately filed with the commission.] It is the intention of the parties that the credit defined in this Section 5.7.4 shall apply to royalty payments payable to the Debiopharm Companies pursuant to an agreement dated February 13, 1997 (a copy of which is attached as Exhibit E hereto) and to Gary R. Jernberg,
D.D.S., M.S.D. pursuant to an agreement dated December 19, 1996   (a copy of
which is attached as Exhibit F hereto).

          5.7.5  Most Favored Licensee.  Except for the Agreement referred to in
                 ---------------------
Section 10.2 (iv) hereof, it is the intention of the Parties that OraPharma receive most favored licensee status and treatment under this Agreement with respect to Non-Exclusive Products.

Accordingly, if any non-exclusive license granted by ACY to another Entity (other than an Affiliate of ACY) under the ACY Patent Rights or the ACY Technology to make, use or sell any product that is ultimately sold to consumers by prescription, on the one hand, or over-the- counter, on the other, provides for payments and/or rates of royalties applicable to the sale of any such product(s) in any country or countries which (calculated on an equivalent basis with respect to the ACY Patent Rights) are lower than those provided in this Agreement, ACY shall (i) promptly notify OraPharma in writing of such license, and (ii) extend to OraPharma such lower payments and/or rates of royalty with respect to Net Sales by OraPharma and its Affiliates and sublicensees of Non-Exclusive Products that are ultimately sold to consumers by prescription or over-the-counter, as the case may be, in the same country or countries effective as of the date or dates on which such payments and/or rates of royalty shall become effective with respect to such products pursuant to such license.

          5.8  Payment of Royalties.  Royalties payable by OraPharma hereunder
               --------------------
shall be paid within sixty (60) days after the end of each calendar quarter based on the Net Sales resulting from sales of Products by OraPharma, its Affiliates and sublicensees during the preceding calendar quarter. Such payments shall be accompanied by a statement setting forth the Net Sales of Products by OraPharma, its Affiliates and sublicensees.

          5.9  Accounting; Foreign Currency.  The aggregate amount of the Net
               ----------------------------
Sales used for computing the royalties payable by OraPharma hereunder shall be computed in U.S. Dollars, and all payments of such royalties shall be made in U.S. Dollars. For purposes of determining the amount of royalties due, the amount of Net Sales in any foreign currency (the "Other Currency") shall be
                                                  --------------
computed generally by converting such amount into U.S. Dollars at the prevailing commercial rate of exchange for purchasing U.S. Dollars as quoted in The Wall Street Journal (International Edition) on the last business day of the calendar quarter with respect to which such royalty payment is payable by OraPharma. In the event that any Other Currency shall, at the time that a royalty payment in respect of Net Sales in such Other Currency is due, not be convertible into Dollars and freely transferable by reason of any governmental regulation or any moratorium, embargo, banking restriction or other restriction, the obligation of OraPharma to make payment of such royalties shall, upon notice thereof given by OraPharma to ACY, be suspended until such time as such Other Currency shall be convertible into Dollars and freely transferable to the United States; provided,
                                                                       --------
further, that, in such event, ACY may, by written notice to OraPharma, request
-------
that such royalties be paid by OraPharma in such Other Currency (calculated on the basis of Net Sales in such Other Currency) and deposited in a local bank account in the relevant country specified by ACY, in the name of ACY. During any period of non-payment of royalties hereunder, the amount of Net Sales on which royalties are due and payable by OraPharma shall accrue in the Other Currency in which they were paid. OraPharma shall pay to ACY the amount of accrued royalties in respect of any such Net Sales, plus any interest actually accrued thereon, within a reasonable period of time after the date on which the relevant Other Currency shall become convertible into U.S. Dollars and freely transferable to the United States.

          5.10  Withholding Taxes.  The Parties acknowledge and agree that there
                -----------------
may be deducted from any payments or royalties otherwise due and payable hereunder any taxes or other payments required to be withheld under applicable law with respect to such payments or royalties or otherwise relating to Products. OraPharma shall promptly submit to ACY any official receipt received by OraPharma for such tax or other payments.

          5.11  Records.  OraPharma shall keep for three (3) years complete and
                -------
accurate records of Net Sales from sales of Products by OraPharma and its Affiliates in sufficient detail to allow the royalties payable by OraPharma hereunder to be accurately determined. Each sublicense agreement entered into by OraPharma shall expressly require OraPharma's sublicensee also to maintain such records. ACY shall have the right for a period of three (3) years after receiving any report or statement with respect to royalties due and payable hereunder to appoint an independent accounting firm reasonably acceptable to OraPharma to inspect and audit the relevant records of OraPharma, its Affiliates or sublicensees to verify such report or statement. OraPharma, its Affiliates and their sublicensees shall make their records available for inspection and audit by such independent accounting firm during regular business hours at such place or places where such records are customarily kept, upon reasonable notice to OraPharma, its Affiliate or its sublicensee to the extent reasonably necessary to verify the accuracy of the reports and payments required hereunder;

provided, that such inspection and audit right shall not be exercised more than
--------
once in any calendar year. ACY shall be responsible for the cost of any such inspection and audit by an independent accounting firm, unless such inspection and audit discloses for any calendar quarter examined that there shall have been a discrepancy in favor of OraPharma of greater than 10% between the royalties payable by OraPharma hereunder and the royalties actually paid to ACY with respect to such calendar quarter, in which case OraPharma shall be responsible for the payment of the reasonable cost of such inspection and audit.


     60 SUPPLY OF MINOCYCLINE. OraPharma shall have the right, but not the obligation, to purchase from ACY minocycline in micronized bulk form or milled bulk form, at OraPharma's option, so long as ACY continues to manufacture minocycline; provided, that nothing contained herein shall obligate ACY to
             --------
continue the manufacture of minocycline. ACY shall provide OraPharma with at least twelve (12) months prior written notice if ACY intends to cease the manufacture of minocycline. The purchase price for any minocycline sold to OraPharma by ACY shall be the lowest amount that ACY charges any Entity, other than an Affiliate, for minocycline in the form purchased by OraPharma, and shall be payable upon such terms as shall be agreed to by the Parties in a separate Supply Agreement. Upon request, ACY agrees to manufacture and sell to OraPharma such quantities of minocycline as OraPharma may from time to time require and in such form as OraPharma shall request. ACY shall use reasonable commercial efforts to deliver to OraPharma all minocycline reasonably requested by OraPharma in the form, in the quantity, at the time or times and at the destination specified by OraPharma. If any shipment of minocycline may be delayed for any reason, ACY agrees to promptly notify OraPharma of the delay and the expected duration. ACY shall perform a final quality control test on minocycline before shipment to OraPharma and shall furnish to

OraPharma a certificate of analysis with each shipment of minocycline. OraPharma's right to purchase minocycline pursuant to this Section 6 shall extend to all Affiliates and sublicensees of OraPharma, but only for the use of minocycline in the manufacture of MP.

     70   IMPROVEMENTS.

          7.1  Option.  OraPharma hereby grants to ACY a non-exclusive option to
               ------
acquire a worldwide non-exclusive royalty bearing license with respect to each Improvement solely for use in fields outside of the oral cavity (an "Improvement
                                                                     -----------
License"), exercisable as provided below in subsection 7.2. OraPharma shall
-------
promptly notify ACY of each Improvement after OraPharma has filed or caused to be filed a patent application with respect thereto. Each notice of an Improvement shall describe the Improvement in reasonable detail. ACY shall have a period of ninety (90) days after receipt of each such notice (the "Option
                                                                     ------
Period") to evaluate the applicable Improvement and to exercise its option.
------

          7.2  Exercise of Option.  If ACY desires to exercise its option to
               ------------------
obtain an Improvement License with respect to any Improvement, ACY shall notify OraPharma thereof in writing not later than the last day of the applicable Option Period. If ACY exercises its option, the Parties agree to negotiate in good faith the terms and conditions of the Improvement License providing for ACY to make, have made, use, sell, have sold and otherwise commercialize ACY Products. Each Improvement License shall provide (i) that ACY shall pay to OraPharma a royalty of [the confidential material contained herein has been omitted and has been separately filed with the commission.] and (ii) such other terms and conditions as shall be mutually agreed to by the Parties.


     80   TERM.

          8.1  Term.  This Agreement shall be effective from the Effective Date
               ----
and, unless sooner terminated in accordance with the provisions of this Section 8, shall continue until the expiration date of the last to expire of any issued patent included within the ACY Patent Rights having claims covering the manufacture, use or sale of any Product, at which time OraPharma shall have a fully paid-up non-cancellable license under all ACY Patent Rights and ACY Technology.

          8.2  Events of Default.  Each Party shall have the right to terminate
               -----------------
this Agreement upon the occurrence of any of the following events (each, an "Event of Default") with respect to the other (the "Defaulting Party"): (i) a
-----------------                                   ----------------
decree or order shall have been entered by a court of competent jurisdiction adjudging the Defaulting Party bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, readjustment, arrangement, composition or similar relief for the Defaulting Party under any bankruptcy law or any other similar applicable statute, law or regulation, or a decree or order of a court of competent jurisdiction shall have been entered for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Defaulting Party or a substantial part of its property, or for the winding up or liquidation of its affairs; or
(ii) the Defaulting Party shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy petition against it, or shall file a petition or answer or consent seeking reorganization, readjustment, arrangement, composition, liquidation or similar relief under any bankruptcy law or any other similar applicable statute, law or regulation, or shall consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or of a substantial part of its property, or shall make an assignment for the benefit of creditors, or shall be unable to pay its debts generally as they become due; or (iii) any representation or warranty made by the Defaulting Party in this Agreement shall be incorrect or untrue in any material respect; or (iv) the Defaulting Party dissolves or ceases to exist (without a successor or assign) as a going concern; or (v) the Defaulting Party shall commit a material breach of the terms of this Agreement and such material breach is not cured within thirty (30) days after written notice thereof is given by the other Party to the Defaulting Party. The failure by OraPharma to pay ACY any royalties or other payments when due and payable in accordance with the provisions of Section 5 hereof shall be deemed a material breach of this Agreement.

          8.3  Termination.  Each Party may terminate this Agreement upon the
               -----------
occurrence of any Event of Default by or with respect to the other Party by giving written notice thereof to the other Party, which notice shall specifically identify the reason(s) for such termination. OraPharma shall have the right to terminate this Agreement for any reason, with or without cause, upon not less than sixty (60) days' prior written notice to ACY. In addition, either Party may terminate this Agreement, by giving written notice to the other party, in the event that the other Party shall (i) commence or participate in any action or proceeding (including, without limitation, any patent opposition or re-examination proceeding), or otherwise assert in writing any claim, challenging or denying the validity of any patent right of such Party or any claim thereof or (ii) solicit or encourage any other Entity to commence any action or proceeding (including, without limitation, any patent opposition or re-examination proceeding) challenging or denying the validity of, or in any manner infringe, any patent right of such Party or any claim thereof. This Agreement shall terminate effective immediately upon the giving of such notice, or such later time as the notice of termination may specify.

          8.4  Consequences of Termination.  The termination of this Agreement
               ---------------------------
for any reason shall be without prejudice to (i) the right of ACY to receive all amounts accrued under Section 5 hereof prior to the effective date of such termination, (ii) the rights and obligations of the Parties pursuant to Sections 5 and 11 hereof (which shall survive the termination of this Agreement), (iii) the confidentiality and nondisclosure obligations of the Parties pursuant to
Section 9 hereof (which shall survive the termination of this Agreement), and
(iv) any other remedies as may now or hereafter be available to any Party, whether under this Agreement, at law, in equity or otherwise. If this Agreement is terminated by either Party pursuant to this Section 8, (a) OraPharma, its Affiliates and its sublicensees shall discontinue the development, manufacture, use and sale of Products as provided herein and (b) OraPharma, its Affiliates and its sublicensees shall (1) cease the use of all Confidential Information of ACY and (2) return to

ACY all documents and materials containing any Confidential Information of ACY; provided, however, that OraPharma, its Affiliates and its sublicensees may
------------------
complete the manufacture of any work-in- process and retain and sell their inventory of all Products then on hand or in production, subject to the obligation of OraPharma to pay to ACY all royalties with respect to Net Sales resulting from the sale of such Products as though this Agreement had not been terminated.


     90   CONFIDENTIAL INFORMATION.  The Parties each recognize that the
Confidential Information of the other Party and any and all Affiliates thereof constitutes valuable confidential and proprietary information. Accordingly, the Parties each agree that they and their respective Affiliates shall, during the term of this Agreement and for a period of five (5) years after the termination thereof for any reason, hold in confidence all Confidential Information of the other Party (including the terms hereof) and not use the same for any purpose other than as set forth in this Agreement nor disclose the same to any other Entity except to the extent that it is necessary for such Party to enforce its
       ------
rights under this Agreement or if required by law or any governmental authority (including, without limitation, any stock exchange upon which such Party's shares or other equity securities may be traded); provided, however, if any
                                                  --------  -------
Party shall be required by law to disclose any such Confidential Information to any other Entity, such Party shall give prompt written notice thereof to the other Party and impose upon any Entity entitled to obtain such Confidential Information such obligations of confidentiality as may be lawfully available; and provided, further, that the Parties shall each be permitted to disclose such
    --------  -------
Confidential Information to the extent reasonably necessary (i) to such Party's attorneys, accountants, consultants and other professional advisors under an obligation of confidentiality to such Party, (ii) to such Party's banks, financial institutions or other Entities for the purpose of raising capital or borrowing money or maintaining compliance with agreements, arrangements and understandings relating thereto, (iii) to regulatory authorities, (iv) to Affiliates and sublicensees of such Party, if such Entity agrees to maintain the confidentiality of such Confidential Information pursuant to a written agreement, and (v) to any Entity who proposes to purchase or otherwise succeed (by merger, operation of law or otherwise) to all of such Party's right, title and interest in, to and under this Agreement, if such Entity agrees to maintain the confidentiality of such Confidential Information pursuant to a written agreement in form and substance reasonably satisfactory to the Parties. The standard of care required to be observed hereunder shall be not less than the degree of care which each Party or Affiliate thereof uses to protect its own information of a confidential nature.


     100  REPRESENTATIONS AND WARRANTIES.

          10.1  By OraPharma.  OraPharma hereby represents and warrants to ACY
                ------------
that (i) OraPharma has full legal right, power and authority to execute, deliver and perform its obligations under this Agreement, (ii) the execution, delivery and performance by OraPharma of this Agreement do not contravene or constitute a default under any provision of applicable law or of its certificate of incorporation or by-laws (or equivalent governing documents) or of any agreement, judgment, injunction, order, decree or other instrument binding upon OraPharma, (iii) all licenses, consents, authorizations and approvals, if any, required for the execution, delivery and performance by OraPharma of this Agreement have been obtained and are in full force and effect and all conditions thereof have been complied with, and no other action by or with respect to, or filing with, any governmental authority or any other Entity is required in connection with the execution, delivery and performance by OraPharma of this Agreement, except for licenses, consents, authorizations and approvals of any regulatory or other governmental or quasi-governmental authority necessary to manufacture, use, sell, market, import, export or otherwise commercialize any Product, and (iv) this Agreement constitutes a valid and binding agreement of OraPharma, enforceable against OraPharma in accordance with its terms.

          10.2  By ACY.  ACY hereby represents and warrants to OraPharma that
                ------
(i) ACY has full legal right, power and authority to execute, deliver and perform its obligations under this Agreement, (ii) the execution, delivery and performance by ACY of this Agreement do not contravene or constitute a default under any provision of applicable law or of its certificate of incorporation or by-laws (or equivalent governing documents) or of any agreement, judgment, injunction, order, decree or other instrument binding upon ACY or relating to the ACY Patent Rights, (iii) all licenses, consents, authorizations and approvals, if any, required for the execution, delivery and performance by ACY of this Agreement have been obtained and are in full force and effect and all conditions thereof have been complied with, and no other action by or with respect to, or filing with, any governmental authority or any other Entity is required in connection with the execution, delivery and performance by ACY of this Agreement, (iv) ACY is the exclusive owner of all legal and beneficial right, title and interest in and to the ACY Patent Rights, the ACY Technology and the Equipment, free and clear of any lien, claim or encumbrance or other rights of any other Entity, except that (A) ACY makes no representation or warranty regarding patent infringement, and (B) with respect to the ACY Patent Rights, ACY has granted to Technical Developments and Investments, Est. ("TD")
                                                                          --
certain non-exclusive license rights to its microencapsulation delivery system pursuant to an Agreement dated as of June 26, 1986 between ACY and TD (a copy of which Agreement is attached as Exhibit D hereto), (v) this Agreement constitutes
                               ---------
a valid and binding agreement of ACY, enforceable against ACY in accordance with its terms, and (vi) to the best of ACY's knowledge, after diligent inquiry, none of the information or documentation furnished to OraPharma in connection with or otherwise relating to the ACY Patent Rights contains any untrue statement of a material fact or omits to state a material fact necessary to make such information or documentation not misleading.

          10.3  Survival of Representations and Warranties.  The representations
                ------------------------------------------
and warranties contained herein shall survive the execution, delivery and performance of this Agreement by the Parties for a period of two (2) years following the Effective Date, notwithstanding any investigation at any time made by or on behalf of either Party.


     110  PATENTS; INFRINGEMENT OF ACY PATENT RIGHTS.

          11.1  Patents.  ACY shall file, prosecute and maintain all ACY Patents
                -------
throughout the world at its sole cost and expense. ACY shall promptly furnish to OraPharma copies of all patent applications, documents and correspondence relating to all patent office actions and responses thereto and other material correspondence from or to ACY relating to any of the ACY Patent Rights.

          11.2  Infringement Claims.
                -------------------

          11.2.1  Legal Proceedings.  Each Party will promptly advise the other
                  -----------------
of any infringements or suspected infringements of any ACY Patent Rights of which OraPharma or ACY, as the case may be, becomes aware. Subject to subsection 11.2.2 below, ACY shall retain the right to elect, in its sole discretion, which remedies to adopt with respect to any infringement or suspected infringement of the ACY Patent Rights; and should ACY elect not to take such action as may be reasonably requested by OraPharma to protect its rights with respect to the Products, OraPharma may take such action as it may desire to protect its licenses and other rights granted hereunder and otherwise with respect to the Products, including, without limitation, the commencement or participation in legal and patent office proceedings at OraPharma's cost and expense. Any proceedings commenced by OraPharma may be brought in the name of OraPharma. All damages and other amounts recovered by ACY as a result of legal proceedings commenced by ACY relating to any Applicable Indication (whether pursuant to a final judgment, by settlement or otherwise) shall be applied first to all of the expenses paid by ACY to prosecute such proceedings, and the remaining balance of any such recovery shall be divided equally between the Parties. If OraPharma elects to commence any legal proceedings with respect to any infringement or suspected infringement of any ACY Patent Rights, OraPharma shall be entitled to retain all damages and other amounts recovered by OraPharma as a result of such proceedings (whether pursuant to a final judgment, by settlement or otherwise). ACY may, at its sole expense, participate in any proceedings commenced by OraPharma. If either ACY or OraPharma initiates any action for the prosecution of infringement of any ACY Patent Rights, the other Party shall, at the initiating Party's cost and expense, join in any legal proceedings commenced by the other if required by law. If ACY initiates any action for the prosecution of infringement of any ACY Patent Rights, OraPharma shall, at ACY's cost and expense, fully cooperate with and assist ACY in connection therewith (including, to the extent reasonably possible, having its employees testify and make available relevant records, papers, information, samples and the like). If OraPharma initiates any action for the prosecution of infringement of any ACY Patent Rights, ACY shall provide reasonable cooperation to OraPharma in connection therewith (including, to the extent reasonably possible, having its employees testify and make available relevant records, papers, information, samples and the like).

          11.2.2  ACY Obligations.  ACY shall use its diligent efforts in good
                  ---------------
faith to cause the termination of any suspected infringement by any Entity (a

"Competitor") making, using or selling a Competitive Product (as defined below)
-----------
or a process for the manufacture of a Competitive Product after becoming aware of such infringement. For the purpose of this subsection 11.2.2, a "Competitive
                                                                     -----------
Product" shall mean any product for use in connection with
-------
any Applicable Indication and the manufacture, use or sale of which infringes one or more valid current claims included within the ACY Patent Rights. In the case of suspected infringements affecting a Non-Exclusive Product only, ACY may cause an infringement to terminate by entering into a license agreement with the Competitor (subject to subsection 5.7.5). OraPharma shall promptly notify ACY, in writing, of any suspected infringement by any Competitor of which it becomes aware. If ACY has not caused a suspected infringement to cease within three (3) months following ACY's receipt of actual knowledge thereof (the "Waiting
                                                                 -------
Period"), then the following shall apply:
------

               (i) If ACY fails to commence legal proceedings against the Competitor on or before the expiration of the Waiting Period and, thereafter, to diligently prosecute the legal proceedings to completion, then until such infringement is terminated, the royalties payable under subsection 5.5 in respect of sales of Products manufactured, used or sold in the country or countries in which such infringement has occurred shall be reduced to (a) in the case of MP [the confidential material contained herein has been omitted and has been separately filed with the commission.] and (b) in the case of all Products other than MP [the confidential material contained herein has been omitted and has been separately filed with the commission.]

               (ii) If ACY commences and diligently prosecutes legal proceedings against the Competitor, but the infringement by the Competitor shall not have terminated within two (2) years following ACY's receipt of actual knowledge thereof, then all royalties otherwise payable by OraPharma hereunder in respect of sales of Products manufactured, used or sold in the country or countries in which such infringement has occurred shall be deposited by OraPharma into an interest-bearing escrow account established for such purpose until the matter is finally resolved by settlement or a final non-appealable judgment of a court of competent jurisdiction. If ACY prevails and causes the suspected infringement by a Competitor to terminate or if any patent in the ACY Patent Rights is held valid but is not infringed, then the amounts paid into escrow shall be released and paid to ACY. If any of the ACY Patent Rights that provide substantial protection for any Product are determined to be invalid, then the amounts paid into escrow shall be released and paid to OraPharma.

If ACY is unable to commence legal proceedings in any country or jurisdiction due to procedural requirements which require ACY to take certain actions prior to the commencement of legal proceedings, then ACY shall be deemed to have commenced legal proceedings for the purpose of this subsection 11.2.2 if ACY has commenced and diligently pursues all actions necessary or desirable to commence legal proceedings as soon as possible thereafter. The Waiting Period may be extended for a period not to exceed an additional three (3) months if ACY represents to OraPharma, in writing, that it is preparing to commence legal proceedings, or that it is negotiating in good faith with the Competitor, to cause such suspected infringement to cease and that ACY reasonably believes that it can cause the suspected infringement to cease within the extended period.

     120  INDEMNIFICATION.

          12.1  Indemnification by OraPharma.  OraPharma agrees to indemnify,
                ----------------------------
defend and hold harmless ACY and its Affiliates, and their respective directors, officers, employees and agents (collectively, "Related Parties"), from and
                                               ---------------
against any and all claims, demands, losses, liabilities, damages, costs and expenses (including the cost of settlement, reasonable legal and accounting fees and any other expense for investigating or defending any actions or threatened actions) arising out of, relating to, resulting from or otherwise in connection with (i) any actual or alleged injury or death of any Entity or damage to any property caused or claimed to be caused by any Product developed, manufactured or sold by OraPharma, except to the extent that such injury, death or damage is
                      ------
caused by the negligence or willful conduct of the ACY or any of its Affiliates, or any of their respective Related Parties, (ii) any actual or alleged injury or death of any person or physical damage to any property caused or claimed to be caused by the Equipment, (iii) the breach of any representation or warranty made by OraPharma herein, (iv) the default by OraPharma in the performance or observance of any of its obligations to be performed or observed hereunder, and
(v) any action, suit or other proceeding, or compromise, settlement or judgment, relating to any of the foregoing matters with respect to which ACY or any of its Affiliates, or any of their respective Related Parties, is entitled to indemnification hereunder. In the event such claim is made or such an action is commenced by a third party against any such Entity entitled to seek indemnification pursuant to this subsection 12.1, such Entity shall promptly notify OraPharma of such claim or action and OraPharma may, at its option, elect to assume control of the defense of such claim or action; provided, however,
                                                          --------  -------
that (a) such Entity shall be entitled to participate therein (through counsel of its or his own choosing) at such Entity's sole cost and expense, and (b) OraPharma shall not settle or compromise any such claim or action without the prior written consent of such Entity (which consent shall not be unreasonably withheld or delayed), unless such settlement or compromise includes a general release of such Entity from any and all liability with respect thereto.

          12.2  Indemnification by ACY.  ACY agrees to indemnify, defend and
                ----------------------
hold harmless OraPharma, its Affiliates and its sublicensees, and their respective Related Parties, from and against any and all claims, demands, losses, liabilities, damages, costs and expenses (including the cost of settlement, reasonable legal and accounting fees and any other expense for investigating or defending any actions or threatened actions) arising out of, relating to, resulting from or otherwise in connection with (i) the breach of any representation or warranty made by ACY herein, (ii) the default by ACY in the performance or observance of any of its obligations to be performed or observed hereunder, and (iii) any action, suit or other proceeding, or compromise, settlement or judgment, relating to any of the foregoing matters with respect to which OraPharma, any of its Affiliates or any of its sublicensees, or any of their respective Related Parties, is entitled to indemnification hereunder. In the event such claim is made or such an action is commenced by a third party against any such Entity entitled to seek indemnification pursuant to this subsection 12.2, such Entity shall promptly notify ACY of such claim or action and ACY may, at its option, elect to assume control of the defense of such claim or action;

provided, however, that (a) such Entity shall be entitled to participate therein
--------- --------
(through counsel of its or his own choosing) at such Entity's sole cost and expense, and (b) ACY shall not settle or compromise any such claim or action without the prior written consent of such Entity (which consent shall not be unreasonably withheld or delayed), unless such settlement or compromise includes a general release of such Entity from any and all liability with respect thereto.


     130  LIMITATIONS ON LIABILITY.

          13.1  No Warranties.  Except as expressly set forth in Section 10 of
                -------------
this Agreement, neither Party makes any representations or warranties as to any matter whatsoever.

          13.2  Limitations of Liability.  UNDER NO CIRCUMSTANCES SHALL EITHER
                ------------------------
PARTY BE LIABLE TO THE OTHER PARTY OR ANY OTHER ENTITY FOR ANY LOSS OF PROFITS OR SPECIAL, CONSEQUENTIAL OR INDIRECT DAMAGES OF ANY KIND WHATSOEVER.

          13.3  Force Majeure.  No Party shall be liable for failure or delay in
                -------------
performing any of its obligations hereunder if such failure or delay is occasioned by compliance with any governmental regulation, request or order, or by circumstances beyond the reasonable control of the Party so failing or delaying, including, without limitation, Acts of God, war, insurrection, fire, flood, accident, labor strikes, work stoppage or slowdown (whether or not such labor event is within the reasonable control of the Parties), or inability to obtain raw materials, supplies, power or equipment necessary to enable such Party to perform its obligations hereunder. Each Party shall (i) promptly notify the other Party in writing of any such event of force majeure, the expected duration thereof and its anticipated effect on the ability of such Party to perform its obligations hereunder, and (ii) make reasonable efforts to remedy any such event of force majeure.


     140  MISCELLANEOUS.

          14.1 All notices, consents and other communications required or which may be given under this Agreement shall be deemed to have been duly given (i) when delivered by hand, (ii) three (3) days after being mailed by registered or certified mail, return receipt requested, or (iii) when received by the addressee, if sent by facsimile transmission or by Express Mail, Federal Express or other express delivery service (receipt requested), in each case addressed to a Party at its address set forth below (or to such other address as such Party may hereafter designate as to itself by notice to the other Party hereto) :


          If to OraPharma:  OraPharma, Inc.
                            1200 Route 22 East

                            Suite 2000
                            Bridgewater, NJ 08807
                            Attn:  Chief Executive Officer
                            Telecopy:  908-806-6199

          with a copy to:   Sills Cummis Zuckerman Radin
                            Tischman Epstein & Gross, P.A.
                            One Riverfront Plaza
                            Newark, New Jersey 07102
                            Attn:  Ira A. Rosenberg
                            Telecopy: 201-643-6500

          If to ACY:        American Cyanamid Company
                            555 E. Lancaster Avenue
                            St. Davids, PA 19087
                            Attn:  President
                            Telecopy:  610-995-3390

          with a copy to:   American Cyanamid Company
                            P.O. box 8299
                            Philadelphia, PA 19101
                            Attn:  Director, Legal Division
                            Telecopy:  610-964-3811

          14.2  Amendments, etc.  This Agreement may not be amended or modified,
                ----------------
nor may any right or remedy of any Party be waived, unless the same is in writing and signed by such Party or a duly authorized representative of such Party. The waiver by any Party of the breach of any term or provision hereof by any other Party will not be construed as a waiver of any other or subsequent breach.

          14.3  No Waiver; Remedies.  No failure or delay by any Party in
                -------------------
exercising any of its rights or remedies hereunder will operate as a waiver thereof, nor will any single or partial exercise of any such right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies of the Parties provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law, in equity or otherwise.

          14.4  Successors and Assigns.  This Agreement shall be binding upon
                ----------------------
and inure to the benefit of the Parties and their respective legal representatives, successors and permitted assigns; provided, that, subject to
                                                   --------
OraPharma's rights to grant sublicenses hereunder, neither Party may assign or otherwise transfer any of its rights, duties or obligations under this Agreement without the prior written consent of the other Party. Notwithstanding the foregoing, either Party, upon prior written notice to the other Party (but without any obligation to obtain the consent of such other Party), may assign this Agreement or any of its rights hereunder (i) to any Affiliate of such Party, or (ii) to any Entity who succeeds (by purchase, merger, operation of law or otherwise) to all or substantially all of the capital stock, assets or business of such Party, if such Entity agrees in writing to assume and be bound by all of the obligations of such Party under this Agreement.

          14.5  Relationship of Parties.  OraPharma and ACY are not (and nothing
                -----------------------
in this Agreement shall be construed to constitute them) partners, joint venturers, agents, representatives or employees of the other Party, nor to create any relationship between them other than that of an independent contractor. Neither Party shall have any responsibility or liability for the actions of the other Party except as specifically provided herein. Neither
                           ------
Party shall have any right or authority to bind or obligate the other Party in any manner or make any representation or warranty on behalf of the other Party.

          14.6  Expenses; Further Assurances.  Unless otherwise provided herein,
                ----------------------------
all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party which shall have incurred the same, and the other Party shall have no liability relating thereto. Without limiting the generality of any provision of this Agreement, each Party agrees that upon request of any other Party, it shall, from time to time, do any and all other acts and things as may reasonably be required to carry out its obligations hereunder, to consummate the transactions contemplated hereby, and to effectuate the purposes hereof.

          14.7  Entire Agreement.  This Agreement constitutes the entire
                ----------------
agreement between the Parties and supersedes all prior proposals, communications, representations and agreements, whether oral or written, with respect to the subject matter hereof.

          14.8  Severability. Any term or provision of this Agreement which is
                ------------
invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions hereof in any other jurisdiction.

          14.9  Counterparts. This Agreement may be signed in any number of
                ------------
counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          14.10  Headings. The headings used in this Agreement are for
                 --------
convenience of reference only and shall not affect the meaning or construction of this Agreement.

          14.11  Governing Law. This Agreement, including the performance and
                 -------------
enforceability hereof, shall be governed by and construed in accordance with the laws of the State of New Jersey, without reference to the principles of conflicts of law. Each Party hereby submits itself for the sole purpose of this Agreement and any controversy arising hereunder to the exclusive jurisdiction of the courts located in the State of New Jersey, and any courts of appeal therefrom, and waives any objection (on the grounds of lack of jurisdiction, or forum non conveniens or otherwise) to the exercise of such jurisdiction over it by any such courts.

     IN WITNESS WHEREOF, the Parties hereto have executed or caused their authorized representatives to execute this Agreement as of the date first above written.


ATTEST:                                           AMERICAN CYANAMID COMPANY


By:            /s/ Robert Dougan            By:           /s/ Robert Essner
   -------------------------------------       ---------------------------------
   Robert Dougan                                  Name: Robert Essner
                                                  Title: Vice President


ATTEST:                                           ORAPHARMA, INC.


By:   /s/ Signature illegible                     By:     /s/  Michael Kishbauch
   ----------------------------------------          ---------------------------
                                                     Name:
                                                     Title: